Exhibit 107
Calculation of Filing Fee Table
424(b)(2)
(Form Type)
GSK plc
GlaxoSmithKline Capital Inc.
GlaxoSmithKline Capital plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees To Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	$10,000,000,000 (2)	—	$2,600,000,000 (2)	—	(2)	F-3	333-254756, 333-254756-01 and 333-254756-02	March 15, 2023	$1,102,000 (2)

	Total Offering Amounts					$2,600,000,000 (1)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0 (2)

(1)
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering
(the “Prospectus”) of 4.500% Notes due 2030 and 4.875% Notes due 2035 to be issued by GlaxoSmithKline Capital Inc. (the “GSK Capital Inc. Notes”), and 4.315% Notes due 2027 and Floating Rate Notes due 2027 to be issued by GlaxoSmithKline Capital plc (the “GSK Capital plc Notes” and, together with the GSK Capital Inc. Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed by GSK plc (the “Guarantees”). The maximum aggregate offering price of the Notes is $2,600,000,000. Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

(2)
The Notes being offered under this prospectus supplement include unsold securities previously registered pursuant to a Registration Statement on Form
F-3
(File Nos.
333-254756,
333-254756-01
and
333-254756-02)
filed with the Securities and Exchange Commission on March 26, 2021, as amended by Post-Effective Amendment No. 1 filed on March 10, 2023 and declared effective on March 15, 2023 (the “Prior Registration Statement”). As of the date of this prospectus supplement, the registrants have not sold an aggregate of $10,000,000,000 of the securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”), representing $1,102,000 in registration fees of such Unsold Securities under the Prior Registration Statement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, $2,600,000,000 aggregate off eri
ng price of the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the current registration statement on Form
F-3ASR
filed with the Securities and Exchange Commission on March 24, 2024 (File Nos.
333-278205,
333-278205-01
and
333-278205-02))
to continue the offering of Unsold Securities initially registered under the Prior Registration Statement.